Exhibit 10.86

THIS DOCUMENT PREPARED BY
AND WHEN RECORDED MAIL
TO:

Jeffrey A. Hechtman, Esq.
Horwood Marcus & Berk Chtd.
180 North LaSalle Street
Suite 3700
Chicago, Illinois 60601

ASSIGNMENT OF LEASES AND RENTS

     This ASSIGNMENT OF LEASES AND RENTS (“Assignment”) is made as of the 30th day of September, 2003, by and between Electric City Corp., a Delaware corporation (“Assignor”) to American Chartered Bank, an Illinois banking association (“Assignee”). Assignor is the sole owner of the real property and improvements commonly known as 1280 Landmeier Road, Elk Grove Village, Illinois and legally described on Exhibit A, attached hereto and by this reference made a part hereof (the “Premises”).

     WHEREAS, Assignee has agreed to make a loan to Assignor and its subsidiary, Great Lakes Controlled Energy Corporation, a Delaware corporation (“Great Lakes”), to provide a $640,000.00 Mortgage Loan (“Note”);

     WHEREAS, payment of the Note is secured by, among other things, that certain Mortgage, Assignment of Leases and Rents and Security Agreement dated the date hereof as amended, modified or restated from time to time (“Mortgage”) from Assignor, securing the Premises, as well as other security; and

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to Assignee’s obligation to make the loan.

     NOW THEREFORE, Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Secured Indebtedness (as defined in the Mortgage) does hereby bargain, sell, transfer, assign, convey, set over and deliver unto Assignee all right, title and interest of the Assignor in, to and under all present leases of the Premises together with all future leases hereinafter entered into affecting the Premises or any portion thereof, and all guarantees, amendments, extensions and renewals of said leases and each of them (all of which are hereinafter collectively referred to as the “Leases” and individually, as the “Lease”) and all rents, income and profits which may now or hereafter be or become due or owing under the Leases and each of them, or on account of the use of the Premises or any portion thereof.

     Assignor covenants and agrees with Assignee that:

1.	There are no Leases which now affect the Premises. Assignor shall not enter into any Lease without the prior written consent of Assignee.

2.	The sole ownership of the entire landlord’s interest in the Leases is vested in the Assignor. Assignor shall not: (a) perform any act or execute any other instrument which might prevent Assignee from fully exercising its rights under any term, covenant or condition of this Assignment; (b) execute any assignment or pledge of rents, income, profits on the Leases except an assignment or pledge securing the Secured Indebtedness secured hereby; (c) accept any payment of any installment of rent more than thirty (30) days before the date thereof; or (d) make any Lease of the Premises or any portion thereof except for actual occupancy by the tenant thereunder.

3.	No Lease will be altered, modified, amended, terminated, cancelled, renewed or surrendered nor will any term or condition thereof be waived in any manner whatsoever, except as heretofore approved in writing by Assignee.

4.	There is no default now existing under the Leases and there exists no state of fact which, with the giving of notice or lapse of time or both, would constitute a default under the Leases; and that Assignor will fulfill and perform each and every covenant and condition of the Leases by the landlord thereunder to be fulfilled or performed and, at the sole cost and expense of Assignor, enforce (excluding termination of the Leases) the performance and observance of each and every covenant and condition of all the Leases by the tenants thereunder to be performed and observed.

5.	Assignor shall give prompt notice to Assignee of each notice received by Assignor claiming that a default has occurred under the Leases on the part of the landlord, together with a complete copy of each such notice. Without Assignee’s prior written consent in each case, Assignor will not suffer or permit the Leases to become subordinate to any lien other than the lien of (i) the Mortgage; (ii) this Assignment; and (iii) general real estate taxes not delinquent.

6.	This Assignment is absolute and is effective immediately; however, until notice, in writing, is sent by Assignee to the Assignor that an Event of Default has occurred under the Note, the Mortgage or any of the other Loan Documents (as defined in the Mortgage) (each such notice is hereafter called a “Notice”), Assignor may receive, collect and enjoy the rents, income and profits accruing from the Premises.

7.	If any Event of Default occurs at any time under the Note, the Mortgage, or any of the other Loan Documents, Assignee may, at its option, after service of a Notice, or otherwise in accordance with law, receive and collect when due all such rents, income and profits from the Premises and under the Leases of all or any part of the Premises. Assignee shall thereafter continue to receive and collect all such rents, income and profits until such event of default is cured and during the pendency of any foreclosure proceedings, and, if there is a deficiency, during the redemption period, to the extent that the waiver of such redemption period cannot legally be effected.

8.	The Assignor hereby irrevocably appoints Assignee its true and lawful attorney-in-fact, with full power of substitution and with full power for Assignee, in its own name and capacity or in the name and capacity of Assignor, (from and after the service of a Notice), to demand, collect, receive and give complete acquittances for any and all rents, income and profits occurring from the Premises, and, at Assignee’s discretion, to file any claim or take any other action or proceeding and make any settlement in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or desirable in order to collect and enforce the payment of the rents, income and profits. All present and future tenants of the Premises are hereby expressly authorized and directed to pay to Assignee, or to such nominee as Assignee may designate in a writing delivered to and received by such tenants, all amounts due Assignor or any of them pursuant to the Leases. All present and future tenants are expressly relieved of all duty, liability or obligation to Assignor and each of them in respect of all payments so made to Assignee or such nominee.

9.	After service of a Notice, Assignee is hereby vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to enforce this Assignment and to collect the rents, income and profits assigned hereunder, including the right of Assignee or its designee to enter upon the Premises, or any part thereof, with or without force and with or without process of law, and take possession of all or any part of the Premises together with all personal property, fixtures, documents, books, records, papers and accounts of Assignor relating thereto, and may exclude the Assignor and its agents wholly therefrom. Assignor hereby grants full power and authority to Assignee to exercise all rights, privileges and powers herein granted at any and all times, after service of a Notice, without further notice to Assignor, with full power to use and apply all of the rents and other income herein assigned to payment of the costs of managing and operating the Premises and to payment of all Indebtedness and liability of Assignor to Assignee, including but not limited to: (a) the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Premises or of making the same rentable, attorneys’ fees incurred in connection with the enforcement of this Assignment; and (b) principal and interest payments and all other sums due from Assignor to Assignee under the Note, the Mortgage or the other Loan Documents; all in such order and for such time as Assignee may determine.

10.	Assignee shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of any landlord under the Leases. Assignee does not hereby assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Assignor under the Leases. This Assignment shall not operate to place responsibility for the control, care, management or repair of the Premises, or parts thereof, upon Assignee, nor shall it operate to make Assignee liable for the performance or observance of any term, condition, covenant or agreement contained in the Leases, or for any waste of the Premises by any tenant under the Leases or any other person, or for any dangerous or defective condition of the Premises or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss, injury or death to any tenant, occupant, licensee, employee or stranger.

11.	Assignor hereby covenants and agrees to indemnify Assignee and to hold Assignee harmless from any liability, loss or damages including, without limitation, reasonable attorneys’ fees which may or might be incurred by Assignee under the Leases or by reason of this Assignment, and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any term, covenant or agreement contained in the Leases.

12.	Assignee may: (a) take or release any party primarily or secondarily liable for any of the Secured Indebtedness; (b) grant extensions, renewals or indulgences with respect to such Secured Indebtedness; and (c) apply any other security therefor held by Assignee to the satisfaction of such Secured Indebtedness; in each case without prejudice to any of Assignee’s other rights hereunder or under any other security given to secure the Secured Indebtedness.

13.	Assignee may, at its option, although it shall not be obligated to do so, perform any Lease covenant for and on behalf of the Assignor and each of them, and all monies expended in so doing shall be chargeable to the Assignor, with interest thereon at the Default Rate, as defined and set forth in the Note and shall be added to the Secured Indebtedness, and shall be immediately due and payable.

14.	The waiver of, or acquiescence by Assignee in, any default by the Assignor, or failure of the Assignee to insist upon strict performance by the Assignor of any covenant, condition or agreement in this Assignment or otherwise, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

15.	The rights, remedies and powers of Assignee under this Assignment are cumulative and are not in lieu of, but are in addition to, all other rights, remedies and powers which Assignee has under the Note, the Mortgage the other Loan Documents, and at law and in equity.

16.	If any provision contained in this Assignment or its application to any entity or circumstances is to any extent invalid or unenforceable, the remainder of this Assignment and the application of such provisions to persons or circumstances (other than those as to which it is invalid or unenforceable) shall not be affected, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

17.	All communications provided for herein shall be in writing and shall be deemed to have been given or made when delivered personally, three days after deposited in the United States mail (certified mail, postage prepaid) or one day after deposited with a nationally recognized overnight courier (delivery prepaid), or upon receipt of a confirmation of a facsimile transmission, addressed as follows:

To Assignee:	William D. Provan
American Chartered Bank
1119 East Higgins Road
Schaumburg, Illinois 60173
Telecopier Number: 847-517-2848

With a copy to:	Jeffrey A. Hechtman, Esq.
Horwood Marcus & Berk Chartered
180 North LaSalle Street, Suite 3700
Chicago, Illinois 60601
Telecopier Number: 312-606-3232

To Assignor:	Electric City Corp.
Jeff Mistarz, CFO
1280 Landmeier Road
Elk Grove Village, Illinois 60007
Telecopier Number: 847-437-4969

With a copy to:	Andrew H. Connor, Esq.
Schwartz Cooper Greenberg & Krauss
180 North LaSalle Street
Suite 2700
Chicago, Illinois 60601
Telecopier Number: 312-782-8416

17.	The term “Assignor” and “Assignee” shall be construed to include the successors and assigns thereof to the extent so permitted.

18.	This Assignment may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

     IN WITNESS WHEREOF, the said Assignor has caused this Assignment of Leases and Rents to be signed and sealed as of the date first above written.

ASSIGNOR:

ELECTRIC CITY CORP, a Delaware corporation

By:	/s/ Jeffrey Mistarz

Name:	Jeffrey Mistarz

Its:	Chief Financial Officer

ASSIGNEE:

AMERICAN CHARTERED BANK

By:	/s/ William Provan

Name:	William Provan

Its:	Senior Vice President

STATE OF ILLINOIS    )
                                          ) SS.
COUNTY OF COOK      )

     I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that                               , personally known to me to be the                      of Electric City Corp., a Delaware corporation, appeared before me this day in person and acknowledged that as such duly authorized member of the company, he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal this            day of September, 2003.

Notary Public

My commission expires:

STATE OF ILLINOIS    )
                                          ) SS.
COUNTY OF COOK      )

     I, the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that                               , personally known to me to be the                      of AMERICAN CHARTERED BANK, an Illinois state banking corporation, a national banking association, appeared before me this day in person and acknowledged that as such duly authorized member of the company, he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth.

     Given under may hand and official seal this day of September, 2003.

Notary Public

My commission expires:

EXHIBIT A
LEGAL DESCRIPTION

LOT 9 IN GULLO INTERNATIONAL CONTEMPORARY PARK, BEING A RESUBDIVISION OF LOT 230 IN HIGGINS INDUSTRIAL PARK UNIT 165, BEING A SUBDIVISION IN THE SE 1/4 OF SECTION 27, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN (EXCEPTING THEREFROM THE NORTH 220.00 FEET OF THE EAST 420.00 FEET) IN COOK COUNTY, ILLINOIS.

EXHIBIT B
EXISTING LEASES AFFECTING THE PREMISES